Exhibit 3.5
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                               STATE OF CALIFORNIA

                               SECRETARY OF STATE

                          CERTIFICATE OF QUALIFICATION

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That on the 20th day of April, 1999, AMERICAN FIRE RETARDANT CORP., corporation organized and existing under the laws of Nevada, complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California, and that as of said date said corporation became and now is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State Of California this day of April 27, 1999.

                                        /S/ Bill Jones
[Seal of the State of California]       ---------------------------------------
                                        BILL JONES
                                        Secretary of State

                           STATEMENT AND DESIGNATION
                             BY FOREIGN CORPORATION


     AMERICAN FIRE RETARDANT CORP., a corporation organized and existing under the laws of Nevada, makes the following statements and designation:

1. The address of its principal executive office is 9337 Bond Avenue, El Cajon, California 92012

2. The address of its principal office in the State of California is 9337 Bond Avenue El Cajon, California 92012

     DESIGNATION OF AGENT FOR SERVICE OF PROCESS IN THE STATE OF CALIFORNIA
                       (Complete Either Item 3 or Item 4)

3. (Use this paragraph if the process agent is a natural person.) Stephen F. Owens, a natural person residing in the State of California, whose complete address is 9337 Bond Avenue El Cajon, CA 92012, is designated as agent upon whom process directed to this corporation may be served within the State of California, in the manner provided by law.

4. (Use this paragraph if the process agent is a corporation.) corporation organized and existing under the laws of is designated as agent upon whom process directed to this corporation may be served within the State of California, in the manner provided by law.

     NOTE:Corporate  agents must have  complied  with Section  1505,  California
          Corporations Code, prior to designation.

5. It irrevocably consents to service of process directed to it upon the agent designated above to service of process on the Secretary of State of the State of California if the agent so designated the agent's successor is no longer authorized to act or cannot be found at the address given.

/s/ Stephen F. Owens                   Stephen F. Owens, President
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(Signature of Corporate Officer)       (Typed Name and Title of Officer Signing)